Exhibit 99.1

Power REIT Receives Audit Opinion with Going Concern Explanation

Old Bethpage, New York, March 29, 2024 (GLOBE NEWSWIRE) Power REIT (NYSE-AMEX: PW and PW.PRA) (“Power REIT” or the “Trust”), today announced that, as previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2023, which was filed on March 31, 2024 with the Securities and Exchange Commission, the audited financial statements contained an unqualified audit opinion from its independent registered public accounting firm that included an explanatory paragraph related to the Trust’s ability to continue as a going concern. See further discussion in footnote 3 to the Trust’s financial statements included in the Company’s Annual Report on Form 10-K. This announcement is made pursuant to NYSE American LLC Company Guide Section 610(b), which requires public announcement of the receipt of an audit opinion containing a going concern paragraph. This announcement does not represent any change or amendment to the Trust’s financial statements or to its Annual Report on Form 10-K for the year ended December 31, 2023.

ABOUT POWER REIT

Power REIT, with a focus on the “Triple Bottom Line” and a commitment to people, planet and profit, is a specialized real estate investment trust (REIT) that owns sustainable real estate related to infrastructure assets including properties for Controlled Environment Agriculture, Renewable Energy and Transportation.

Additional information about Power REIT can be found on its website: www.pwreit.com

Cautionary Statement About Forward-Looking Statements

This document includes forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume”, “seek” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding our future strategy, future operations, future prospects, the future of our industries and results that might be obtained by pursuing management’s current or future plans and objectives are forward-looking statements. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date of the filing of this document. Over time, our actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by our forward-looking statements, and such differences may be significant and materially adverse to our security holders.

CONACT:

David H. Lesser, Chairman & CEO
dlesser@pwreit.com
212-750-0371

301 Winding Road
Old Bethpage, NY 11804
www.pwreit.com